UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 24, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED
COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: + (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)                          On February 24, 2014, Seagate Technology plc (the “Company”) issued a press release announcing the appointment of Mr. Jamie Lerner, 43, as President, Cloud Systems and Solutions, effective March 10, 2014. Most recently, Mr. Lerner served as Senior Vice President and General Manager of the Cloud and Systems Management Technology Group at Cisco Systems, Inc. (“Cisco”) from November 2012 until February 2014, and in that role was responsible for enabling enterprises and service providers to manage Cisco equipment and associated services. Mr. Lerner also previously served as Vice President and General Manager of Cisco’s Network Management Technology Group between October 2011 and November 2012 and as the Vice President and General Manager of the Service Provider Management Applications Business Unit at Cisco between November 2009 and October 2011.  Prior to joining Cisco, Mr. Lerner served as the founder, President, and CEO of CITTIO Inc., an enterprise software company, from 2002 through 2009, and as the Chairman of the Board, co-CEO and Chief Technology Officer of XUMA Inc., a company he co-founded, from 1997 to 2001.

In connection with Mr. Lerner’s appointment, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an annual base salary of $525,012, with a target bonus opportunity of 100% of base salary (“EOPB Target Bonus”) under the Company’s Executive Officer Performance Bonus Plan (the “EOPB”), and an additional annual bonus opportunity of up to 25% of base salary (“MBO Target Bonus”). The actual bonuses paid will be based on the level of funding of the EOPB for the Company’s 2014 fiscal year, and, in the case of the MBO Target Bonus, on the achievement of goals specific to Mr. Lerner’s organization. Mr. Lerner will also be granted stock options to acquire 125,000 of the Company’s ordinary shares and 150,000 threshold performance share units under the Company’s 2012 Equity Incentive Plan, 100,000 of which units will be subject to additional severance-related provisions (such 100,000 units, the “Transition Award”). Mr. Lerner will participate in the Fifth Amended and Restated Seagate Technology Executive Officer Severance and Change in Control (CIC) Plan (the “Severance Plan”). However, in the event that Mr. Lerner is terminated without “Cause” or resigns for “Good Reason” outside of a “Change in Control Period” (as each such term is defined in the Severance Plan) within two years of his date of hire, he will be eligible for the following severance benefits instead of the benefits he would receive under the Severance Plan:  (a) 24 months of base salary, (b) the EOPB Target Bonus and the MBO Target Bonus for the year of termination, and (c) for the unvested portion of the Transition Award, pro-rata vesting based on the days Mr. Lerner worked from the last vesting date (if any) through his termination date (with Mr. Lerner being deemed to have worked an additional two years following his termination for purposes of such calculation).  The bonus opportunities and the equity grants are subject to the Company’s Compensation Recovery for Fraud or Misconduct Policy. The foregoing summary is qualified in its entirety by reference to the terms of the offer letter dated February 6, 2014, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Lerner does not have any family relationships with any of the Company’s directors or executive officers.

Item 7.01                   Regulation FD Disclosure

The Company issued a press release on February 24, 2014 announcing the appointment of Mr. Lerner. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Offer letter for Jamie Lerner dated February 6, 2014
99.1	Press release, dated February 24, 2014, of Seagate Technology plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

Date: February 24, 2014	By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter for Jamie Lerner dated February 6, 2014
99.1	Press release, dated February 24, 2014, of Seagate Technology plc